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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-60819, 333-20163 and 333-72623), of Paxson
Communications Corporation of our report dated March 13, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Fort Lauderdale, Florida
March 13, 2000